================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                  FORM 8-K/A

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  March 31, 1998
                                                          --------------

                          RENAISSANCE WORLDWIDE, INC.
              --------------------------------------------------
              (Exact name of registrant as specified in charter)

        MASSACHUSETTS                      0-28192               04-2920563
        -------------                      -------               ----------
(State or other jurisdiction       (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)


189 Wells Avenue, Newton, MA                                        02159
----------------------------                                        -----
(Address of principal executive offices)                         (Zip Code)


      Registrant's telephone number, including area code:  (617) 527-6886
                                                           --------------


================================================================================

                          This is page 1 of 4 pages.
                       Exhibit Index appears on page 4.

Item 7.   Financial Statements and Exhibits.

          On April 15, 1998, the Registrant filed a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") which described the Registrant's separate acquisitions by merger of Neoglyphics Media Corporation and Triad Data, Inc. The report indicated that the required financial statements and the pro forma financial information required by Article 11 of Regulation S-X would be filed by an amendment to such filing. This Report on Form 8-K/A files such information.

          Financial Statements of the Acquired Businesses

          (a) The required financial statements for the one year ended December 31, 1997 and the three months ended March 31, 1998 and 1997 with respect to the acquired businesses are included herewith.

          (b) The required pro forma financial information with respect to the acquired businesses is included herewith.

          (c)   Exhibits:

                 2.1 Agreement and Plan of Merger dated March 31, 1998 among Renaissance Worldwide, Inc., Neoglyphics Media Corporation and NGMC Acquisition Corp.*

                 2.2 Agreement to furnish copies of omitted annexes, schedules and exhibits to the Neoglyphics Merger Agreement.*

                 2.3 Agreement and Plan of Merger dated April 2, 1998 among Renaissance Worldwide, Inc., Triad Data, Inc., TDI Acquisition Corp. and Harley Lippman.*

                 2.4 Agreement to furnish copies of omitted annexes, schedules and exhibits to the Triad Merger Agreement.*

                 23.1  Consent of Katch, Tyson & Company.

                 23.2  Consent of Goldstein Golub Kessler & Company, P.C.

-------------------------

* Previously filed as an identically numbered exhibit to the Registrant's Current Report on Form 8-K, dated March 31, 1998 and filed with the Securities and Exchange Commission on April 15, 1998.

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              RENAISSANCE WORLDWIDE, INC.


                              By:   /s/ Richard L. Bugley
                                 ----------------------------------
                                 Name:  Richard L. Bugley
                                 Title: Vice President
                                          and General Counsel


Date:  June 12, 1998

                         INDEX TO FINANCIAL STATEMENTS


NEOGLYPHICS MEDIA CORPORATION
     Audited Accountant's Report                                           F-2
     Statement of Financial Position                                       F-3
     Statement of Income                                                   F-5
     Statement of Cash Flows                                               F-6
     Notes to Financial Statements                                         F-8

TRIAD DATA, INC.
     Independent Auditor's Report                                          F-18
     Financial Statements:
       Balance Sheet                                                       F-19
       Statement of Income                                                 F-20
       Statement of Stockholder's Equity                                   F-21
       Statement of Cash Flows                                             F-22
       Notes to Financial Statements                                       F-23

NEOGLYPHICS MEDIA CORPORATION
     Balance Sheet as of March 31, 1998 (unaudited)                        F-27
     Condensed Statement of Operations for the Three
       Months Ended March 31, 1998 and 1997 (unaudited)                    F-28
     Statement of Cash Flows for the Three Months Ended
       March 31, 1998 and 1997 (unaudited)                                 F-29
     Notes to Unaudited Interim Financial Statements                       F-30

TRIAD DATA, INC.
     Balance Sheet as of March 31, 1998 (unaudited)                        F-31
     Condensed Statement of Operations for the Three
       Months Ended March 31, 1998 and 1997 (unaudited)                    F-32
     Statement of Cash Flows for the Three Months Ended
       March 31, 1998 and 1997 (unaudited)                                 F-33
     Notes to Unaudited Interim Financial Statements                       F-34

PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS
     Introduction to Pro Forma Unaudited Combined Condensed
       Financial Statements                                                F-35
    Pro Forma Unaudited Combined Condensed Balance Sheet                   F-36
    Pro Forma Unaudited Combined Condensed Statement of Operations         F-37
    Notes to Pro Forma Unaudited Combined Condensed Financial Statements   F-38

Neoglyphics Media Corporation
1735 North Paulina Avenue, Suite 200
Chicago, Illinois 60622

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

We have audited the accompanying statement of financial position of Neoglyphics Media Corporation as of December 31, 1997, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neoglyphics Media Corporation at December 31, 1997, and the results of its operation and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As described in Note 2 to the financial statements, the Company changed its method of recognizing revenue under fixed-fee contracts.


                                        Respectfully submitted,



                                        KATCH, TYSON & COMPANY


March 12, 1998

                          NEOGLYPHICS MEDIA CORPORATION
                          -----------------------------

                         STATEMENT OF FINANCIAL POSITION
                         -------------------------------

                                DECEMBER 31, 1997
                                -----------------

                                     ASSETS
                                     ------
CURRENT ASSETS:

  Cash (1)                                                  $   101,694
  Accounts Receivable (3,5)                   $ 2,655,542
  Less--Allowance for Doubtful Account (1)         56,881     2,598,661
                                              -----------
  Costs and Estimated Earnings in Excess of
    Billings on Uncompleted Contracts (1,6)                     561,536
  Due from Affiliate (4)                                         17,456
  Due from Officer                                                6,355
  Prepaid Expenses                                               79,142
                                                            -----------

     Total Current Assets                                                 $ 3,364,844

PROPERTIES: (1)

  Computer Equipment                              889,913
  Office Furniture and Equipment                  258,655
  Vehicle                                          28,701
                                              -----------
     Total                                      1,177,269
  Less--Accumulated Depreciation                  182,186
     Undepreciated Cost                                         995,083
  Unamortized Computer Software                                 138,054
  Unamortized Leasehold Improvements                             81,728
                                                            -----------
     Total Properties                                                       1,214,865

OTHER ASSETS:

  Deposits                                                       43,854
  Unamortized Software Development Costs (1,7)                   52,531
  Intangible Assets (1)                                          43,076
                                                            -----------

     Total Other Assets                                                       139,461


                                                                          -----------

 Total Assets (8)                                                         $ 4,719,170
                                                                          ===========

        The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT A
                                                                       ---------



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:

  Note Payable--Bank (8)                      $   700,000
  Current Maturities of
    Long-Term Indebtedness (10,11)                 13,386
  Note Payable--Officer (9)                        93,100
  Accounts Payable                                221,609
  Accrued Officers' Salary                        189,500
  Accrued Payroll and Expenses (9,11)             244,005
  Billing in Excess of Costs and Estimated
   Earnings on Uncompleted Contracts (1,6)         10,434
  Accrued Income Taxes (1)                        200,978
  Deferred Income Taxes (1,12)                  1,038,869
                                              -----------

     Total Current Liabilities                              $ 2,711,881

LONG-TERM INDEBTEDNESS:
  Obligation under Capital Lease (10,11)            1,400
  Deferred Income Taxes (1,12)                     50,832
                                              -----------

     Total Long-Term Indebtedness                                52,232
                                                            -----------

          Total Liabilities                                               $ 2,764,113
  Commitments and Contingencies (11)

STOCKHOLDERS' EQUITY:

  Common Stock--18,000,000 shares
    authorized; 16,888,500 shares
    issued and outstanding;
    no par value (1,14) (increase
    of $6,885 from prior year from
    exercise of 688,500 stock options)                           26,885
  Additional Paid in Capital (increase
    of $34,874 from prior year from
    tax benefit of nonqualified stock
    options)                                                     34,874
  Retained Earnings:
    Balance--Beginning of Year (2)                598,610
    Add--Net Income for the Year (Exhibit B)    1,294,688
                                              -----------

    Balance--End of Year                                      1,893,298
                                                            -----------

     Total Stockholders' Equity                                             1,955,057
                                                                          -----------

          Total Liabilities and Stockholders' Equity                      $ 4,719,170
                                                                          ===========



         The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT B
                                                                       ---------


                          NEOGLYPHICS MEDIA CORPORATION
                          -----------------------------

                               STATEMENT OF INCOME
                               -------------------

                          YEAR ENDED DECEMBER 31, 1997
                          ----------------------------



                                                                 Amount
                                                              -----------

Net Sales (1,2,3)                                             $ 9,539,217
Direct Costs                                                    4,461,044
                                                              -----------

Gross Profit                                                    5,078,173
                                                              - - - - - -
Operating Expenses:
  Selling                                                         592,900
  General and Administrative                                    1,831,050
                                                              -----------

    Total Operating Expenses                                    2,423,950
                                                              -----------

Net Income from Operations                                      2,654,223
                                                              - - - - - -

Other (Income) and Expense:
  Interest Expense                                                 38,640
  Miscellaneous Income                                             (4,658)
                                                              -----------

    Total Other (Income) and Expense                               33,982
                                                              -----------

Net Income before Provision for Income Taxes                    2,620,241
                                                              -----------
Provision for Income Taxes (1):
  Current Income Taxes                                            235,852
  Deferred Income Taxes (12)                                    1,089,701
                                                              -----------

     Total Provision for Income Taxes                           1,325,553
                                                              -----------

Net Income (Exhibit A)                                        $ 1,294,688
                                                              ===========




         The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT C
                                                                       ---------


                          NEOGLYPHICS MEDIA CORPORATION
                          -----------------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------

                          YEAR ENDED DECEMBER 31, 1997
                          ----------------------------



Cash Flows from Operating Activities:

  Net Income                                                     $  1,294,688
                                                                 - - - - - -
  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities:
     Depreciation and Amortization                                    196,636
     Change in Provision for Bad Debts                                 21,737
     Deferred Income Taxes                                          1,089,701
     Tax Provision on the Exercise of Stock Options                    34,874
     (Increase) Decrease in Assets:
       Accounts Receivable                                         (1,336,168)
       Due from Affiliate                                               5,020
       Due from Officer                                                (6,355)
       Costs and Estimated Earnings in Excess of
         Billings on Uncompleted Contracts                           (561,536)
       Prepaid Expenses                                               (76,294)
       Deposits                                                       (26,366)
     Increase (Decrease) in Liabilities:
       Accounts Payable                                               112,118
       Accrued Payroll and Expenses                                    51,652
       Accrued Income Taxes                                           200,978
       Billings in Excess of Costs and Estimated
         Earnings on Uncompleted Contracts                            (94,322)
                                                                 ------------
          Total Adjustments                                          (388,325)
                                                                 ------------

          Net Cash Provided by Operating Activities                   906,363
                                                                 - - - - - -

Cash Flows from Investing Activities:
  Purchase of Properties and Computer Software                       (887,013)
  Software Development Costs                                          (55,621)
  Trademarks Costs                                                    (12,465)
                                                                 ------------

          Net Cash (Used in) Operating Activities                    (955,099)
                                                                 - - - - - -

Cash Flow from Financing Activities:
  Proceeds from Issuance of Long-Term Debt                              5,850
  Net Borrowing (Payments) on Line of Credit                          268,000
  Principal Payments on Long-Term Debt                                (90,607)
  Cash Proceeds from Exercise of Stock Options                          6,885
                                                                 ------------

          Net Cash Provided by Financing Activities                   190,128
                                                                 ------------



         The accompanying notes are an integral part of this statement.

                                                                      EXHIBIT C
                                                                      ---------
                                                                     (Continued)


                          NEOGLYPHICS MEDIA CORPORATION
                          -----------------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------

                          YEAR ENDED DECEMBER 31, 1997
                          ----------------------------


Net Increase in Cash and Cash Equivalents                        $    141,392

Cash and Cash Equivalents--Beginning of Period                        (39,698)
                                                                 ------------

Cash and Cash Equivalents--End of Period                         $    101,694
                                                                 ============






Supplemental Disclosures of Cash Flow Information:

  Cash paid during the year for--Interest                        $     27,068




Disclosure of Accounting Policy:

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.





         The accompanying notes are an integral part of this statement.

                          NEOGLYPHICS MEDIA CORPORATION
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                DECEMBER 31, 1997
                                -----------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

A.  Nature of Operations

The Company, which began operations in February, 1995, develops websites under contractual agreements with various clients located primarily in the United States.

B.  Use of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amount of revenue and expenses during the reported period. Actual results could differ from those estimates.

C.  Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

D.  Allowance for Doubtful Accounts

The Company maintains reserves for potential credit losses, and such losses have been within management's expectations.

E.  Properties

Properties, which are stated at cost, are being depreciated or amortized over the estimated useful lives of the assets on the straight-line method. Estimated useful lives of properties are as follows:

                                                              Years
                                                              -----

               Computer Equipment                               5
               Office Furniture and Equipment                  5-10
               Vehicle                                          5
               Computer Software                                3
               Leasehold Improvements                           5

Due to inherent technological change in the computer industry, the period over which computer equipment and software is being depreciated and amortized may have to be accelerated. Depreciation and amortization of properties amounts to $189,611 for the year ended December 31, 1997.

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------

F.  Intangibles

Intangible assets are being amortized over the estimated useful lives of the assets on the straight-line method. Estimated useful lives of intangibles range from five to ten years. Amortization of intangibles amounts to $3,935 for the year ended December 31, 1997.

G.  Computer Software Development Costs

In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed", the Company is required to capitalize certain software development and production costs once technological feasibility has been achieved. Costs prior to technological feasibility is achieved, and subsequent to the product release, are charged to operations as incurred. Capitalized computer software development costs are reported at the lower of unamortized cost or net realizable value. Upon initial product release, these costs are amortized based on the straight-line method over the estimated useful life, not to exceed three years. Fully amortized computer software costs are removed from the financial records.

H.  Revenue Recognition

Revenue from fixed-fee contracts are recognized on the percentage-of-completion method measured by the percentage of labor hours incurred to date, to total labor hours for each contract, as estimated by management. This method is used because management considers total labor hours to be the best available measure of progress on contracts. Because of the inherent uncertainties in estimating hours, it is possible that the Company's estimates of costs and revenue may be revised prior to contract completion. Changes in estimated profitability and job performance may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. If estimated total costs for a contract indicate a loss, the Company provides currently for the total anticipated loss on the contract.

Contract costs include all direct labor and those indirect costs related to contract performance. The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts," represents revenue recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts," represents billings in excess of revenue recognized.

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------

I.  Income Taxes

Effective January 1, 1997, the Company terminated its election to be taxed as a small business corporation. Accordingly, on that date, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred taxes have resulted from temporary differences between reporting income for financial reporting purposes and for income tax purposes.

The Company reports income on the cash basis for income tax purposes and, accordingly, pays taxes based on when income is received and expenses are paid. The Company depreciates its properties on the straight-line method, capitalizes software developments cost, recognizes revenue using the percentage of completion on fixed contracts, and provides for bad debts at the time of sale for financial reporting purposes. Differences arise as the Company depreciates its properties on accelerated methods, expenses all software development costs, recognizes revenue when collected, and expenses bad debts as they occur, for income tax purposes.

J.  Stock Options

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its plans.

K.  Research and Development Costs

Research and development costs are charged to operations when incurred and are included in operating expenses. The amount charged in 1997 was $40,007.

NOTE 2 - CHANGE OF ACCOUNTING PRINCIPLE
---------------------------------------

During 1997, the Company adopted the percentage of completion method for recognizing revenue under fixed-fee contracts. The Company believes this method accurately reflects periodic results of operations. The effect of this change is to increase net income for 1997 by $393,515. Retained earnings has been decreased by $104,756 for the effect of retroactive application of the new method.

NOTE 3 - CONCENTRATION OF CREDIT RISK
-------------------------------------

The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Sales are not concentrated geographically, however, three customers accounted for 44% of total sales for the year ended December 31, 1997, and four customers accounted for 71% of the accounts receivable balance at December 31, 1997.

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 4 - RELATED PARTY TRANSACTIONS
-----------------------------------

The Company is affiliated, through common ownership, with Financial Coordinated Services, Inc. The only material transactions with its affiliate during the year ended December 31, 1997 were short-term advances of $90,375.

NOTE 5 - ACCOUNTS RECEIVABLE
----------------------------

Accounts receivable are summarized as follows:

    Completed Contracts                                     $   360,018
    Contracts in Progress                                     2,287,580
    Server Fees                                                   7,944
                                                            -----------

               Total                                        $ 2,655,542
                                                            ===========

NOTE 6 - COSTS AND ESTIMATED EARNINGS ON
-----------------------------------------
           UNCOMPLETED CONTRACTS
           ---------------------

Uncompleted contracts are summarized as follows:

    Cost Incurred                                           $   380,501

    Estimated Earnings                                          616,986
                                                            -----------
               Sub-Total                                        997,487

    Less: Billings to Date                                      446,385

               Total                                        $   551,102
                                                            ===========


This amount is included on the balance sheet under the following captions:

  Costs and Estimated Earnings in Excess of
    Billings on Uncompleted Contracts                       $   561,536

  Billings in Excess of Costs and Estimated
    Earnings on Uncompleted Contracts                           (10,434)
                                                            -----------

               Total                                        $   551,102
                                                            ===========

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 7 - COMPUTER SOFTWARE DEVELOPMENT COSTS
--------------------------------------------

Computer software development costs were as follows for the year ended December 31, 1997.

            Unamortized Balance--Beginning of Year            $     -

            Current Year Additions                               55,621
                                                              ---------

            Net Capitalized Costs                                55,621

            Less:  Amortization                                   3,090
                   Adjustments to Carrying Value                    -
                                                              ---------
            Net Capitalized Computer Software
              Development Costs                               $  52,531
                                                              =========

In management's opinion, the net realizable value of future sales exceeds the carrying value of unamortized computer software development costs; therefore, no adjustment to carrying value is required.

Due to inherent technological change in the computer software development industry, the period over which such capitalized computer software development costs is being amortized may have to be accelerated.

NOTE 8 - NOTE PAYABLE--BANK
---------------------------

The Company has a line-of-credit agreement with American National Bank and Trust Company of Chicago for $1,500,000 dated December 12, 1997, which is collaterized by a promissory note and security agreement covering substantially all assets of the Company. The note bears interest at one point above the bank's base rate, which was 8.5% at December 31, 1997. The note matures on June 30,
1998.

The Company also has an installment note agreement with American National Bank and Trust Company of Chicago for an amount up to $300,000. Monthly installments of principal and interest are based on the amount drawn with a maximum monthly payment of $6,301. Final payment is due June 30, 2000. The note is collaterized by substantially all assets of the Company and bears interest at one point above the bank's base rate, which was at 8.5% at December 31, 1997. No indebtedness exists on the installment note of December 31, 1997.

NOTE 9 - NOTE PAYABLE--OFFICER
------------------------------

The note payable, unsecured, is due on demand. Interest is accrued at an annual rate of 9% of the outstanding balance. Unpaid interest at December 31, 1997 amounts to $11,308 on this note.

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 10 - LONG-TERM INDEBTEDNESS
--------------------------------

As of December 31, 1997, the long-term indebtedness consists of the following:

  A note payable, secured by a vehicle, payable in
  monthly installments of $904, including interest
  at an annual rate of 8.5%. The note matures on
  December 31, 1998.                                          $  10,390

  Obligation Under Capital Lease (11)                             4,396
                                                              ---------

       Total                                                     14,786
  Less--Current Maturities of Long-Term Indebtedness             13,386
                                                              ---------

       Long-Term Indebtedness                                 $   1,400
                                                              =========

As of December 31, 1997, long-term indebtedness of $1,400 is to be liquidated in the year ended December 31, 1999.

NOTE 11 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

A.  Capitalized Lease Obligation

The Company has financed the purchase of certain equipment through a leasing arrangement. For financial reporting purposes, the asset and liability under this lease is capitalized at the lower of the present value of the minimum lease payments or the fair value of the asset. The interest rate on the capitalized lease is 16.47% and is imputed based on the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return. The lease, which is noncancelable, expires in June, 1999.

The following is a schedule, by years, of future minimum lease payments under this capital lease, together with the present value of the total minimum lease payments, as of December 31, 1997:

                1998                                          $   3,500
                1999                                              1,458
                                                              ---------

       Total Minimum Lease Payments                               4,958
       Less--Amount Representing Interest                           562
                                                              ---------

       Present Value of Total Minimum Lease Payments          $   4,396
                                                              =========

       Current Portion                                        $   2,996
       Noncurrent Portion                                         1,400
                                                              ---------

            Total (10)                                        $   4,396
                                                              =========

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------------------

B.  Operating Leases

Real Property
-------------

The Company leases its office facilities under noncancelable operating leases which expire at various dates through the year 2002. The future minimum rental payments required under these leases which have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997, are as follows:

                  1998                                 $ 324,507
                  1999                                    68,696
                  2000                                    43,968
                  2001                                    45,720
                  2002                                    47,556
                                                       ---------

                               Total                   $ 530,447
                                                       =========

The Company sublets some of its office space to a related party (Note 4) on a month-to-month basis.

The leases require the Company to pay for insurance and maintenance of facilities during the terms of the leases.

Rent expense, on real properties, amounts to $271,668 for the year ended December 31, 1997.

Equipment
---------

The Company leases equipment under noncancelable operating leases which expire in the year 1999. The future minimum rental payments required under these leases, which have an initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997, are as follows:

                  1998                                 $  51,466
                  1999                                    42,567
                                                       ---------

                               Total                   $  94,033
                                                       =========

Rent expense, on equipment, including month-to-month rentals, amounts to $115,636 for the year ended December 31, 1997.

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)
--------------------------------------------------

C.  Self-Insurance

The Company self-insures for health insurance for its employees. The Company limits its losses through the use of stop-loss policies from reinsurers. Specific individual losses from claims are limited to $25,000 a year. The Company's aggregate annual loss limitation is determined by formula. Management believes they have adequately provided for all claims incurred in the accompanying financial statement.

D.  Product Warranties

The Company generally develops websites for customers under contract, which usually contain unconditional warranties and support for periods ranging up to one year. At December 31, 1997 a provision of $9,598 is included in accrued liabilities for estimated warranty claims based on the Company's experience.

NOTE 12 - INCOME TAXES
----------------------

As discussed in Note 1, the Company terminated its election to be taxed as a small business corporation effective January 1, 1997. On this date, the deferred tax liability was approximately $302,475, which has been recorded through a charge to the deferred tax provision.

The statutory income tax rate differed from the effective rate primarily as a result of the following differences:

Taxes computed at federal statutory rate                  34.0%
State income taxes, net of federal benefit                 4.5
Effect of terminating S corporation election              11.5
                                                          ----
Effective rate                                            50.0%

NOTE 13 - DEFERRED COMPENSATION PLAN
------------------------------------

Effective January 1, 1997, the Company established a deferred compensation plan under Section 401(k) of the Internal Revenue Code, covering substantially all employees. Under the plan, employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Code limits. The Company may make a matching contribution, as well as a discretionary contribution. The Company did not elect to make any matching contributions or discretionary contribution under the plan for the year ended December 31, 1997.

NOTE 14 - STOCK OPTION PLAN
---------------------------

Effective September 13, 1996, the Company adopted a stock option plan that provides for incentive stock options (for key employees) and nonqualified stock options (for key individuals, including nonemployees). The total number of shares reserved for issuance pursuant to this plan is 1,800,000.

A.  Incentive Stock Options

This part of the plan is intended to qualify under Section 422 of the Internal Revenue Code. Options to purchase common stock are granted at not less than the estimated fair market value at the date of the grant, and are exercisable during a ten-year period. No options have been granted as of December 31, 1997.

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 14 - STOCK OPTION PLAN (Continued)
--------------------------------------

B.  Nonqualified Stock Options

As stated in Note 1, the Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123). If the Company had elected to recognize compensation cost for the options granted during 1997, consistent with the method prescribed by SFAS No. 123, net income would have been decreased by $25,023 for the year ended December 31, 1997.

The weighted-average fair value of the options granted during 1997 was estimated, using the Black-Scholes option pricing model, using the following assumptions:

          Risk-Free Interest Rate                        6.00%
          Expected Life                               1 to 7 years
          Expected Volatility                             .01%
          Expected Dividend Yield                        None

A summary of option transactions during the year ended December 31, 1997, is as follows:

                                                 Number of    Weighted-Average
                                                  Options      Exercise Price
                                                 ---------    ----------------
          Outstanding at January 1, 1997             -               -
          Granted                                1,652,990          .06
          Exercised                                688,500          .01
          Canceled                                   4,581          .10
                                                 ---------          ---

          Outstanding at December 31, 1997         959,909          .10
                                                 =========          ===


A summary of options, outstanding as of December 31, 1997, is as follows:

                                       Weighted-Average
      Exercise     Number of Shares       Remaining         Weighted-Average
       Price         Outstanding       Contractual Life      Exercise Price
      --------     ----------------    ----------------     ----------------
        .10             959,909               9.41                .10

                         NEOGLYPHICS MEDIA CORPORATION
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1997
                               -----------------


NOTE 15 - SUBSEQUENT EVENTS
---------------------------

On January 2, 1998, the Company signed a "master lease" agreement with American National Bank and Trust Company of Chicago for the lease of various equipment as needed in the future. On January 20, 1998, the Company financed $95,481 of equipment purchased in December, 1997, through this master lease agreement. The lease, which is noncancelable, expires January 20, 2000, and bears interest at one point above the bank's base rate, which was 8.5% on January 20, 1998. For financial reporting purposes, the asset and liability under this lease is capitalized at the lower of present value of the minimum lease payments or the fair value of the asset.

The following is a schedule, by years, of future minimum lease payments under this capital lease, together with the present value of the total minimum lease payments, as of January 20, 1998:

                  1998                                 $  47,823
                  1999                                    52,171
                  2000                                     5,348
                                                       ---------
       Total Minimum Lease Payments                      104,342
       Less--Amount Representing Interest                  8,861
                                                       ---------

       Present Value of Total Minimum Lease Payments   $  95,481
                                                       =========

       Current Portion                                 $  41,110
       Noncurrent Portion                                 54,371
                                                       ---------

            Total                                      $  95,481
                                                       =========

On March 31, 1998, pursuant to an Agreement and Plan of Merger dated March 31, 1998 amongst Renaissance Worldwide, Inc. ("Renaissance") and NGMC Acquisition Corp., a wholly owned subsidiary of Renaissance, ("NGMC") Renaissance acquired the Company through the merger of NGMC with and into the Company.

INDEPENDENT AUDITOR'S REPORT




To the Stockholder
Triad Data, Inc.


We have audited the accompanying balance sheet of Triad Data, Inc. as of December 31, 1997 and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triad Data, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

February 27, 1998

                                                                TRIAD DATA, INC.

                                                                   BALANCE SHEET
================================================================================

December 31, 1997
--------------------------------------------------------------------------------

ASSETS

Current Assets:
  Cash                                                               $ 2,019,210
  Accounts receivable (Notes 1, 5 and 6)                               9,826,947
  Prepaid expenses and other current assets                               63,262
--------------------------------------------------------------------------------
        Total current assets                                          11,909,419

Property and Equipment, at cost, less accumulated depreciation and
 amortization of $757,416 (Notes 1 and 2)                              1,093,944

Other Assets                                                              64,039
--------------------------------------------------------------------------------
        Total Assets                                                 $13,067,402
================================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Accounts payable and accrued expenses (Note 3)                     $ 2,401,217
  Line of credit - bank (Note 5)                                       5,000,000
  Deferred income                                                        404,284
  Current maturities of long-term debt (Note 7)                           11,549
  Deferred income taxes (Note 8)                                         230,000
--------------------------------------------------------------------------------
        Total current liabilities                                      8,047,050

Deferred Rent Payable (Note 4)                                           188,982

Long-term Debt, less current maturities (Note 7)                           5,299
--------------------------------------------------------------------------------
        Total liabilities                                              8,241,331

Commitments (Note 4)

Stockholder's Equity                                                   4,826,071
--------------------------------------------------------------------------------
        Total Liabilities and Stockholder's Equity                   $13,067,402
================================================================================

                                               See Notes to Financial Statements

                                                                TRIAD DATA, INC.

                                                             STATEMENT OF INCOME
================================================================================

Year ended December 31, 1997
-------------------------------------------------------------------------------

Fee income (Note 1)                                                 $52,036,434

Consulting expenses                                                  39,282,353
-------------------------------------------------------------------------------

Gross profit                                                         12,754,081

Selling, general and administrative expenses                         10,963,859
-------------------------------------------------------------------------------

Income from operations                                                1,790,222

Interest expense - net of interest income of $42,608                    438,757
-------------------------------------------------------------------------------

Income before provision for income taxes                              1,351,465

Provision for income taxes (Notes 1 and 8)                               32,000
-------------------------------------------------------------------------------

Net income                                                          $ 1,319,465
===============================================================================

Pro forma information (unaudited) (Note 10):
  Net income as above                                               $ 1,319,465
  Pro forma adjustments                                                (529,000)
-------------------------------------------------------------------------------
Pro forma net income                                                $   790,465
===============================================================================

Pro forma earnings per share                                        $     7,905
===============================================================================

Weighted average number of shares outstanding                               100
===============================================================================

                                               See Notes to Financial Statements

                                                                TRIAD DATA, INC.

                                               STATEMENT OF STOCKHOLDER'S EQUITY
================================================================================

Year ended December 31, 1997
-------------------------------------------------------------------------------

                                                  Common Stock -
                                                  $10 Par Value;
                                                    Authorized,
                                                    Issued and
                                                    Outstanding       Retained
                                     Total          100 Shares        Earnings
-------------------------------------------------------------------------------

Balance at January 1, 1997        $ 6,431,606         1,000         $ 6,430,606

Net income                          1,319,465                         1,319,465

Distributions to stockholder       (2,925,000)                       (2,925,000)

-------------------------------------------------------------------------------
Balance at December 31, 1997      $ 4,826,071         1,000         $ 4,825,071
===============================================================================

                                               See Notes to Financial Statements

                                                                TRIAD DATA, INC.

                                                         STATEMENT OF CASH FLOWS
================================================================================

Year ended December 31, 1997
-------------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                                                        $ 1,319,465
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                       378,794
    Changes in operating assets and liabilities:
      Increase in accounts receivable                                (1,056,275)
      Decrease in prepaid expenses and other current assets              22,962
      Decrease in other assets                                            3,661
      Increase in accounts payable and accrued expenses                 754,035
      Increase in deferred income                                       101,454
      Increase in deferred rent payable                                  50,219

-------------------------------------------------------------------------------
             Net cash provided by operating activities                1,574,315
-------------------------------------------------------------------------------

Cash flows from investing activities:
  Purchases of property and equipment                                  (804,621)
  Loan to stockholder - net of collections                              925,000

-------------------------------------------------------------------------------
             Net cash provided by investing activities                  120,379
-------------------------------------------------------------------------------

Cash flows from financing activities:
  Net proceeds from line of credit                                    2,000,000
  Distributions to stockholder                                       (2,925,000)
  Principal payments on long-term debt                                  (10,941)

-------------------------------------------------------------------------------
             Net cash used in financing activities                     (935,941)
-------------------------------------------------------------------------------

Net increase in cash                                                    758,753

Cash at beginning of year                                             1,260,457

-------------------------------------------------------------------------------
Cash at end of year                                                 $ 2,019,210
===============================================================================


Supplemental disclosure of cash flow information:

  Cash paid during the year for interest                            $   482,008
===============================================================================

                                               See Notes to Financial Statements

                                                                TRIAD DATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


1. PRINCIPAL     Triad Data, Inc. (the "Company") is engaged in the leasing of
   BUSINESS      computer specialists to various professional and industrial
   ACTIVITY AND  firms.
   SUMMARY OF
   SIGNIFICANT   The Company maintains its headquarters in New York and has
   ACCOUNTING    regional offices in Atlanta, Dallas, Austin, Milwaukee,
   POLICIES:     Madison, Boston and Minneapolis.

                 The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates by management affecting the reported amounts of assets and liabilities and revenue and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

                 Fee income is recognized as services are performed. Included in accounts receivable at December 31, 1997 is earned and unbilled receivables amounting to approximately $552,000.

                 Depreciation and amortization of property and equipment is being provided for based upon the provisions of the Internal Revenue Code. Such depreciation and amortization does not differ materially from that which would be recorded under generally accepted accounting principles.

                 The Company has elected to be treated as a small business corporation (S Corporation) under the provisions of federal and New York State income tax laws. Pursuant to this election, no federal income taxes are payable and New York State income taxes are payable at reduced rates. The Company is subject to New York City and various other state income taxes.

                 In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. In February 1998, the FASB issued SFAS No. 132, Employer's Disclosures about Pensions and Other Postretirement Benefits. Adoption of these statements is expected to have no significant impact on the Company's financial position, results of operations or cash flows.


2. PROPERTY AND  Property and equipment, at cost, consists of the following:
   EQUIPMENT:
                                                                        Recovery
                                                                        Period
                 ---------------------------------------------------------------

                 Office equipment                   $1,091,094      5 to 7 years
                 Furniture and fixtures                322,780      5 to 7 years
                 Leasehold improvements                437,486   7 to 39.5 years

                 ---------------------------------------------------------------
                                                     1,851,360
                 Less accumulated depreciation and
                 amortization                          757,416

                 ---------------------------------------------------------------
                                                    $1,093,944

                 ===============================================================

                                                              TRIAD DATA, INC.

                                                 NOTES TO FINANCIAL STATEMENTS
==============================================================================

                 Office equipment includes assets acquired under capital leases of approximately $50,000 at December 31, 1997, net of accumulated depreciation and amortization of approximately $34,000.

                 The Company expenses as incurred all costs of publication advertising. Advertising costs charged to operations in 1997 approximated $469,000.


3. ACCOUNTS      Accounts payable and accrued expenses consist of the following:
   PAYABLE AND
   ACCRUED       Trade accounts payable                              $   465,337
   EXPENSES:     401(k) payable                                          104,194
                 Accrued payroll                                       1,533,698
                 Accrued expenses                                        297,988

                 ---------------------------------------------------------------
                                                                      $2,401,217

                 ===============================================================

4. COMMITMENTS:  The Company leases office premises under noncancelable operating leases which expire on various dates through February 2004. The leases provide for rent escalations based on increases in real estate taxes and certain other expenses. One of the leases provides for rent holidays which result in deferred rent as reflected in the accompanying balance sheet. Obligations of $188,982 represent accumulated rent expense charged to operations from the inception of the lease in excess of the required lease payments through December 31, 1997. Rent expense charged to operations amounted to approximately $260,000 for the year ended December 31, 1997.

                 Minimum rental commitments are as follows:

                 Year ending December 31,

                             1998                                    $   196,915
                             1999                                        213,582
                             2000                                        242,715
                             2001                                        193,452
                             2002                                        183,600
                          Thereafter                                     414,897
                 ---------------------------------------------------------------
                                                                      $1,445,161

                 ===============================================================

5. LINE OF       Line of credit - bank represents short-term borrowings under a
   CREDIT -      $7,000,000 line of credit expiring April 1998. Interest is
   BANK:         payable at LIBOR or the bank's prime commercial lending rate
                 (7.94% at December 31, 1997). The line of credit is collateralized by the Company's accounts receivable. Because the interest rates adjust with changes in the prime rate, the fair value of the bank debt is equal to the carrying amount.

                                                                TRIAD DATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


6. MAJOR         During 1997, approximately 27% of the Company's sales was to
   CUSTOMERS:    one customer. At December 31, 1997, this customer accounted for approximately 30% of the accounts receivable balances.

7. LONG-TERM     The Company leases furniture and fixtures under capital leases
   DEBT:         which expire during 1999. The leases require monthly payments of principal and interest, imputed at interest rates ranging from 9% to 14% per annum.

                 Future minimum lease payments under capital leases are as follows:

                 Year ending December 31,

                                  1998                                 $12,214
                                  1999                                   6,096
                 -------------------------------------------------------------
                                                                        18,310
                 Less amount representing interest                       1,462
                 -------------------------------------------------------------
                                                                        16,848
                 Less current maturities                                11,549
                 -------------------------------------------------------------
                        Long-term debt, less current maturities       $  5,299
                 =============================================================

8. INCOME TAXES: The provision for income taxes consists of local alternative taxes.

                 The provision for income taxes differs from the amount computed using the federal statutory rate of 34% as of result of the following:

                 Tax at federal statutory rate                             34%
                 Flow-through of S Corporation taxable income to
                 stockholder                                              (34)
                 Local income taxes                                         2

                 -------------------------------------------------------------
                                                                            2%
                 =============================================================


                 The deferred income tax liability results from the Company's filing its income tax returns on the cash basis while using the accrual method of accounting for financial statement purposes.

                 The tax effects of temporary differences that give rise to the net deferred income taxes payable are presented below:

                 Accounts receivable                                 $279,000
                 Work-in-process                                       18,000
                 Accounts payable and accrued expenses                (75,000)
                 Prepaid expenses and other current assets              8,000

                 ------------------------------------------------------------
                       Deferred income taxes                         $230,000
                 ============================================================

                                                                TRIAD DATA, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================



9. PENSION PLAN: The Company maintains a qualified 401(k) plan covering all eligible employees. Employer contributions are at the discretion of the trustee of the Plan. Contributions of $11,921 were made for the year ended December 31, 1997.

10.PRO FORMA     The pro forma net income in the accompanying statement of
   FINANCIAL     income for the year ended December 31, 1997 includes a pro
   INFORMATION
   (unaudited):  forma adjustment for income taxes on a (unaudited):
                 Corporation basis as indicated below:

                 Income before provision for income taxes before pro forma
                 adjustment for income taxes                       $1,351,465
-----------------------------------------------------------------------------

                 Pro forma provision for income taxes:
                   Federal                                            431,000
                   State and local                                    130,000
-----------------------------------------------------------------------------

                                                                      561,000

-----------------------------------------------------------------------------
                        Pro forma net income                      $   790,465
=============================================================================


                 The pro forma provision for income taxes differs from the amount of pro forma income tax determined by applying the applicable federal statutory rates primarily because of the effect of state and local income taxes.

                          Neoglyphics Media Corporation
                                  Balance Sheet
                              As of March 31, 1998
                                  (Unaudited)


                                                    in thousands
                                                    ------------

                          ASSETS
                          ------
Current Assets
     Cash and cash equivalents ................        $   --
     Accounts receivable, net .................         2,967
        Other current assets ..................            19
                                                       ------
            Total current assets ..............         2,986
Fixed assets, net .............................         1,373
Other assets ..................................            51
                                                       ------
            Total assets ......................        $4,410
                                                       ------

            LIABILITIES AND STOCKHOLDERS' EQUITY
            -----------------------------------
Current liabilities:
     Notes payable ............................         1,004
     Accounts payable .........................           118
     Accrued salaries and wages ...............           197
     Other accrued expenses ...................           449
     Deferred income taxes ....................           967
                                                       ------
            Total current liabilities .........         2,735
Deferred income taxes .........................            66
Long-term debt ................................           310
                                                       ------
            Total liabilities .................         3,111
                                                       ------
Stockholders' equity
     Common stock no par ......................            27
     Additional paid in capital ...............           107
     Retained earnings ........................         1,165
                                                       ------
              Total stockholders' equity.......         1,299
                                                       ------
              Total liabilities and equity.....        $4,410
                                                       ------



   The accompanying notes are an integral part of these financial statements

                         Neoglyphics Media Corporation
                       Condensed Statement of Operations
                                  (Unaudited)




                                                   Three Months  Three Months
                                                   ------------  ------------
                                                   Ended March   Ended March
                                                   -----------   -----------
                                                     31, 1997      31, 1998
                                                     --------      --------
                                                         (in thousands)

Revenue ....................................           $   1,235        $ 3,053
Cost of revenue ............................                 730          1,990
                                                 ------------------------------
Gross Profit ...............................                 505          1,063
Selling, general and administrative expenses                 397          1,778
                                                 ------------------------------
Income (loss) from operations ..............                 108           (715)
Interest and other income (expense) net ....                 (10)           (19)
                                                 ------------------------------
Income before taxes ........................                  98           (734)
Income tax provision .......................                 338             --
                                                 ------------------------------
Net income (loss) ..........................            $   (240)        $ (734)
                                                 ==============================







   The accompanying notes are an integral part of these financial statements

                         Neoglyphics Media Corporation
                            Statement of Cash Flows
                                  (Unaudited)



                                                    Three Months Ended      Three Months Ended
                                                    March 31, 1997          March 31, 1998
                                                               (in thousands)
Net Loss                                                          (240)                    (734)
Adjustments to reconcile net income (loss) to net
cash used by operating activities
   Depreciation and Amortization                                    15                      135
   Deferred Taxes                                                  302                      (57)

Changes in Working Capital
   Accounts Receivable                                             201                      194
   Other Current Assets                                              4                       60
   Other Assets                                                     70                       88
   Accounts Payable                                                 87                     (104)
   Accrued Salary and Wages                                       (361)                    (239)
   Other Accrued Expenses                                           (4)                     310
                                                     -------------------------------------------
      Net cash used in operating activities                         74                     (347)
                                                     -------------------------------------------

Cash flows from investing activities
   Purchase of fixed assets                                       (150)                    (285)
                                                     -------------------------------------------
      Net cash used in investing activities                       (150)                    (285)
                                                     -------------------------------------------

Cash flows from Financing activities
   Principal payments on line of credit                           (432)                    (700)
   Proceeds from long term debt                                     --                      296
   Proceeds from issuance of note payable                          671                      934
                                                     -------------------------------------------
      Net cash provided by financing activities                    239                      530
                                                     -------------------------------------------

Net increase (decrease) in cash and cash equivalents               163                     (102)
Cash and cash equivalents, beginning of period                      --                      102
                                                    --------------------------------------------
Cash and cash equivalents, end of period                           163                       --
                                                    --------------------------------------------


   The accompanying notes are an integral part of these financial statements

                         Neoglyphics Media Corporation
                Notes to Unaudited Interim Financial Statements



1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Nature of Business

Neoglyphics Media Corporation (the "Company") develops websites under contractual agreements with various clients located in the United States

Interim Financial Statements

The balance sheet at March 31, 1998 and statements of operations and of cash flows for the three month periods ended March 31, 1997 and March 31, 1998 are unaudited and, in the opinion of management, include all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of results for these interim periods. Certain information and footnote disclosures normally included in the Company's annual consolidated financial statements have been condensed or omitted. The results of operations for the interim period ended March 31, 1998 are not necessarily indicative of the results to be expected for future quarters or the entire year. These interim financial statements should be read in conjunction with the audited financial statements for the Company.

Income Taxes

On January 1, 1997, the Company terminated its election to be taxed as a small business corporation. On this date, the deferred tax liability was approximately $302,000, which has been recorded through a charge to the deferred tax provision.


2.   SUBSEQUENT EVENTS

On March 31, 1998 Renaissance Worldwide, through a wholly-owned subsidiary, acquired all of the outstanding stock of the Company. Pursuant to the agreement, each of the Company's shares was converted into the right to receive .12495 shares of Renaissance Worldwide common stock. Renaissance also assumed outstanding options for the purchase of the Company's common stock at the same conversion ratio.

                                Triad Data, Inc.
                                  Balance Sheet
                              As of March 31, 1998
                                  (Unaudited)



                                                        (in thousands)
                       ASSETS
                       ------
Current Assets
       Cash and cash equivalents ....................    $        89
       Accounts receivable, net .....................         12,373
       Other current assets .........................            172
                                                         -----------
                    Total current assets ............         12,634
Fixed assets, net ...................................          1,100
Notes receivable from officers ......................            157
                                                         -----------
                    Total assets ....................    $    13,891
                                                         -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
       Line of credit ...............................          5,000
       Accounts payable .............................            764
       Other accrued expenses .......................          4,843
                                                         -----------
                    Total current liabilities .......         10,607
Long-term debt ......................................             17
Deferred Rent .......................................            145
                                                         -----------
                    Total liabilities ...............         10,769
                                                         -----------
Stockholders' equity
        Common stock.................................              1
        Retained earnings ...........................          3,121
                                                         -----------
                    Total stockholders' equity ......          3,122
                                                         -----------
                    Total liabilities and equity ....    $    13,891
                                                         -----------


The accompanying notes are an integral part of these financial statements

                                Triad Data, Inc.
                             Statement of Operations
                   Three Months Ended March 31, 1997 and 1998
                                  (Unaudited)


                                                         Three Months Ended,
                                                 March 31, 1998   March 31, 1997
                                                 -------------------------------
                                                           (in thousands)

Revenue ......................................      $ 10,916          $ 15,490
Cost of revenue ..............................         7,606            11,948
                                                 -----------       -----------
Gross Profit .................................         3,310             3,542
Selling, general and administrative expenses..         2,450             5,088
                                                 -----------       -----------
Income (loss) from operations ................           860            (1,546)
Interest and other income (expense) net ......           (53)              (99)
                                                 -----------       -----------
Income before taxes ..........................           807            (1,645)
Income tax provision .........................            10                44
                                                 -----------       -----------
Net income (loss) ............................      $    797          $ (1,689)
                                                 -----------       -----------


The accompanying notes are an integral part of these financial statements

                                Triad Data, Inc.
                             Statement of Cash Flows
                   Three Months Ended March 31, 1997 and 1998
                                    (Unaudited)

                                                         Three Months Ended    Three Months Ended
                                                         March 31, 1997        March 31, 1998
                                                                      (in thousands)
Net Income (Loss)                                              797                   (1,689)
Adjustments to reconcile net income (loss) to net
cash used by operating activities
   Depreciation and Amortization                                39                       90

Changes in Working Capital
   Accounts Receivable                                      (1,533)                  (2,690)
   Other Current Assets                                       (130)                    (124)
   Other Assets                                                 82                       64
   Accounts Payable                                           (305)                     298
   Other Accrued Expenses                                       (4)                   2,273
   Deferred Rent                                                --                      (44)
                                                         ----------------------------------------
      Net cash used in operating activities                 (1,054)                  (1,822)
                                                         ----------------------------------------

Cash flows from investing activities
   Purchase of fixed assets                                   (486)                     (96)
   Increase in Notes Receivable from Officer                    (5)                     (12)
                                                         ----------------------------------------
      Net cash used in investing activities                   (491)                    (108)
                                                         ----------------------------------------
Cash flows from Financing activities
   Proceeds from line of credit                              3,000                       --
   Distribution to Shareholder                              (2,000)                      --
                                                         ----------------------------------------
      Net cash provided by financing activities              1,000                       --
                                                         ----------------------------------------
Net increase (decrease) in cash and cash equivalents          (545)                  (1,930)
Cash and cash equivalents, beginning of period               1,260                    2,019
                                                         ----------------------------------------
Cash and cash equivalents, end of period                       715                       89
                                                         ----------------------------------------

The accompanying notes are an integral part of these financial statements

                               Triad Data, Inc.
                Notes to Unaudited Interim Financial Statements


1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Triad Data, Inc. (the "Company") is engaged in the leasing of computer specialists to various professionals and industrial firms. The Company maintains its headquarters in New York and has regional offices in Atlanta, Dallas, Austin, Milwaukee, Madison, Boston and Minneapolis.

Interim Financial Statements

The condensed balance sheet at March 31, 1998 and condensed statements of operations and of cash flows for the three month periods ended March 31, 1997 and March 31, 1998 are unaudited and, in the opinion of management, include all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the interim period ended March 31, 1998 are not necessarily indicative of the results to be expected for future quarters or the entire year. These interim condensed financial statements should be read in conjunction with the audited financial statements for the Company



2.   SUBSEQUENT EVENTS

On April 2, 1998 Renaissance Worldwide, through a wholly-owned subsidiary, acquired all of the outstanding stock of the Company. Pursuant to the agreement, each of the Company's shares was converted into the right to receive 24,409.2 shares of Renaissance Worldwide common stock.

                                INTRODUCTION TO
         PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

     The following pro forma unaudited combined condensed financial statements give effect to the proposed mergers of Renaissance Worldwide, Inc. ("Renaissance") with Neoglyphics Media Corporation ("Neoglyphics") and Triad Data, Inc. ("Triad") in transactions to be accounted for as poolings-of-interests. The pro forma unaudited combined condensed balance sheet presents the combined financial position of Renaissance, Neoglyphics, and Triad as of March 28, 1998 assuming that the proposed merger had occurred as of that date based upon the historical balance sheet data of Renaissance, Neoglyphics and Triad at March 28, 1998. Upon the consummation of the proposed merger, Neoglyphics and Triad's December 31 year end was conformed to Renaissance's last Saturday in December year end, beginning in the transition period ending December 28, 1997. The pro forma unaudited combined condensed statements of operations give effect to the mergers by combining the results of operations of Renaissance for the three months ended March 28, 1998 with the results of operations of Neoglyphics and Triad for the comparable period on a pooling-of-interests basis. The pro forma unaudited combined condensed statements of operations give effect to the proposed merger by combining the results of operations of Renaissance for the years ended June 24, 1995, June 29, 1996, and June 28, 1997, and for the six months ended December 27, 1997 with the results of operations of Neoglyphics and Triad for the years ended December 31, 1995, December 31, 1996 and December 31, 1997, and for the six months ended December 31, 1997, respectively, on a pooling-of-interests basis. The results of operations of Neoglyphics and Triad for the six months ended December 31, 1997 (reflecting revenue of $34,270,000 and net income of $1,574,000) have therefore been included in two periods, and have been deducted in determining combined retained earnings at March 28, 1998. These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Renaissance, Neoglyphics, and Triad.

     The accompanying pro forma unaudited combined condensed statements of operations are not necessarily indicative of future results of operations or of the results of operations which would have actually occurred had the above transactions occurred at the beginning of the earliest period presented.

                  Renaissance Worldwide, Inc. ("Renaissance")
                 Neoglyphics Media Corporation ("Neoglyphics")
                          Triad Data, Inc. ("Triad")
             Pro Forma Unaudited Combined Condensed Balance Sheet
                                March 28, 1998

                                (In thousands)


                                                                                                                      Pro Forma
                                                                                                                      ---------
                                                        Renaissance      Neoglyphics      Triad    Adjustments        Combined
                                                        -----------      -----------      -----    -----------        ---------
                                ASSETS
                                ------
Current Assets
    Cash and cash equivalents ......................    $     7,558      $        --   $     89                     $     7,647
    Accounts receivable, net .......................        160,609            2,967     12,373                         175,949
    Notes receivable from related parties ..........          1,664                                                       1,664
    Deferred income taxes ..........................          2,167                                                       2,167
    Other current assets ...........................         14,861               19        172                          15,052
                                                       ------------------------------------------------------------------------
           Total current assets ....................        186,859            2,986     12,634                         202,479
Fixed assets, net ..................................         27,444            1,373      1,100                          29,917
Notes receivable from officers .....................            109                         157                             266
Other assets .......................................        105,177               51                     (162)(a)       105,066
Deferred income taxes ..............................            855                                                         855
                                                       ------------------------------------------------------------------------
           Total assets ............................    $   320,444      $     4,410   $ 13,891      $   (162)      $   338,583
                                                       ------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
    Line of credit .................................         49,491            1,004      5,000                          55,495
    Current portion of long-term debt ..............          4,060                                                       4,060
    Accounts payable ...............................          8,197              118        764                           9,079
    Accrued expenses ...............................         43,988              646      4,843          7,085(a)        56,562
    Deferred income taxes ..........................            142              967                       925(b)         2,034
                                                       ------------------------------------------------------------------------
           Total current liabilities ...............        105,878            2,735     10,607          8,010          127,230
Deferred income taxes ..............................          2,484               66                     2,775(b)         5,325
Long-term debt .....................................          3,720              310         17                           4,047
Other liabilities ..................................            219                         145                             364
                                                       ------------------------------------------------------------------------
           Total liabilities .......................        112,301            3,111     10,769         10,785          136,966
                                                       ------------------------------------------------------------------------
Stockholders' equity
    Common stock no par ............................          4,704               27          1                           4,732
    Additional paid in capital .....................        173,911              107                                    174,018
    Notes receivable from stockholders .............          (476)                                                       (476)
    Retained earnings ..............................         29,872            1,165      3,121        (7,247)(a)        23,211
                                                                                                       (3,700)(b)
    Cumulative translation adjustment ..............            132                                                         132
                                                       ------------------------------------------------------------------------
             Total stockholders' equity ............        208,143            1,299      3,122       (10,947)          201,617
                                                       ------------------------------------------------------------------------
             Total liabilities and equity ..........    $   320,444      $     4,410   $ 13,891      $   (162)      $   338,583
                                                       ------------------------------------------------------------------------

                  Renaissance Worldwide, Inc. ("Renaissance")
                 Neoglyphics Media Corporation ("Neoglyphics")
                          Triad Data, Inc. ("Triad")
          Pro Forma Unaudited Combined Condensed Statement of Operations

                     (In thousands except per share data)





                                                                       Year Ended
                                                       ------------------------------------------
                                                         June 24,       June 29,       June 28,
                                                         --------       --------       --------
                                                           1995           1996           1997
                                                          ------         ------         ------
Revenue .............................................  $    221,957   $    333,063   $    489,834
Cost of revenue .....................................       156,913        232,496        342,422
                                                       -------------------------------------------
Gross Profit ........................................        65,044        100,567        147,412
Selling, general and administrative expenses ........        50,344         76,794        108,642
Acquisition-related expenses ........................        --              3,524          8,268
                                                       -------------------------------------------
Income (loss) from operations .......................        14,700         20,249         30,502
Interest and other income (expense) net .............         (804)          (773)          3,267
                                                       -------------------------------------------
Income before taxes .................................        13,896         19,476         33,769
Income tax provision ................................         3,607          7,456         16,595
                                                       -------------------------------------------
Net income (loss) ...................................  $     10,289   $     12,020   $     17,174
                                                       -------------------------------------------
Net income (loss) per share - basic                    $       0.25           0.28   $       0.34
Weighted average common shares outstanding - basic           40,776         42,885         50,494
Net income (loss) per share - diluted                  $       0.24   $       0.26   $       0.31
Weighted average common and potential common shares          43,013         46,862         54,607
outstanding - diluted

                                                           Six Months   Three Months  Three Months
                                                           ----------   ------------  ------------
                                                              Ended        Ended          Ended
                                                              -----        -----          -----
                                                         December 27,    March 29,     March 28,
                                                          ------------  -----------     --------
                                                            1997           1997          1998
                                                           ------         ------        ------
Revenue .............................................    $    320,207   $    127,780 $    175,364
Cost of revenue .....................................         215,250         87,188      117,069
                                                         ------------   ------------ ------------
Gross Profit ........................................         104,957         40,592       58,295
Selling, general and administrative expenses ........          82,047         27,497       46,726
Acquisition-related expenses ........................          17,961             --           --
                                                         ------------   ------------ ------------
Income (loss) from operations .......................           4,949         13,095       11,569
Interest and other income (expense) net .............           (690)            291        (849)
                                                         ------------   ------------ ------------
Income before taxes .................................           4,259         13,386       10,720
Income tax provision ................................           8,655          5,575        5,257
                                                         ------------   ------------ ------------
Net income (loss) ...................................    $    (4,396)   $      7,811 $      5,463
                                                         ------------   ------------ ------------
Net income (loss) per share - basic                      $     (0.08)   $       0.15 $       0.10
Weighted average common shares outstanding - basic             54,537         52,053       55,090
Net income (loss) per share - diluted                    $     (0.08)   $       0.14 $       0.09
Weighted average common and potential common shares            54,537         55,212       58,836
outstanding - diluted


     NOTES TO PRO FORMA UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

     1. The pro forma unaudited combined condensed financial statements reflect the issuance of shares of Renaissance's Common Stock for all of the outstanding shares of Neoglyphics' and Triad's common stock in connection with the proposed merger based upon the exchange ratio of 0.12495 shares of Renaissance's Common Stock for each share of Neoglyphics Common Stock and 24,409.20 shares of Renaissance's Common Stock for each share of Triad Common Stock.

     The pro forma unaudited combined condensed balance sheet presents the combined financial position of Renaissance, Neoglyphics and Triad as of March 28, 1998 assuming that the proposed merger had occurred as of March 28, 1998. Such pro forma information is based upon the historical consolidated balance sheet data of Renaissance, Neoglyphics and Triad as of March 28, 1998. The pro forma unaudited combined condensed statements of operations give effect to the proposed mergers of Renaissance, Neoglyphics and Triad by combining the results of operations of Renaissance for the years ended June 24, 1995, June 29, 1996 and June 28, 1997, for the six months ended December 27, 1997 and the three months ended March 28, 1998 with the results of operations of Neoglyphics and Triad for the years ended December 31, 1995, December 31, 1996 and December 31, 1997, the six months ended December 31, 1997 and the three months ended March 28, 1998, respectively, on a pooling-of-interests basis.

     2. There were no material transactions between Renaissance, Neoglyphics or Triad during any of the periods presented.

     3. Renaissance, Neoglyphics and Triad expect to incur aggregate transaction costs of approximately $7.2 million associated with the proposed merger, primarily in the second quarter of 1998. The pro forma combined condensed balance sheet as of March 28, 1998 has been adjusted to reflect these costs, which will primarily not be deductible for corporate income tax purposes. These estimated costs are not reflected in the pro forma unaudited combined condensed statements of operations data.

     4. Prior to its acquisition by Renaissance, Triad was an S Corporation and as such, the corporate income or loss and credits were passed through to the stockholder and reported on his personal tax return. Accordingly, the historical results of operations of Triad have not included any corporate income tax provisions. Upon acquisition, the S Corporation election ceased and a net deferred tax liability of $3.7 million will be charged through the income tax provision in the quarter of acquisition. The pro forma combined condensed balance sheet as of March 28, 1998 has been adjusted to reflect this cost. This cost is not reflected in the pro forma unaudited combined condensed statements of operations data.

     5. The table below sets forth the composition of the unaudited pro forma combined net revenues and net income (loss) for each of the periods shown had the mergers taken place at the beginning of the period shown (in thousands):


                                                                       Year Ended
                                                       ------------------------------------------
                                                         June 24,       June 29,       June 28,
                                                         --------       --------       --------
                                                           1995           1996           1997
                                                          ------         ------         ------
Net Revenues
  Renaissance ......................................   $    200,233   $    288,882   $    428,258
  Triad ............................................         21,549         39,670         52,036
  Neoglyphics ......................................            175          4,511          9,540
                                                       --------------------------------------------
  Combined .........................................   $    221,957   $    333,063   $    489,834
                                                       --------------------------------------------
Net Income
  Renaissance ......................................   $      8,800   $      8,003   $     14,560
  Triad ............................................          1,580          3,328          1,319
  Neoglyphics ......................................           (91)            689          1,295
                                                       --------------------------------------------
  Combined .........................................   $     10,289   $     12,020   $     17,174
                                                       --------------------------------------------

                                                        Six Months       Three Months    Three Months
                                                        ----------       ------------    ------------
                                                           Ended             Ended          Ended
                                                           -----             -----          -----
                                                       December 28,        March 29,      March 28,
                                                       ------------        ---------      ---------
                                                           1997              1997           1998
                                                          ------            ------         ------
Net Revenues
  Renaissance ......................................   $    285,937      $    115,629   $    156,821
  Triad ............................................         27,945            10,916         15,490
  Neoglyphics ......................................          6,325             1,235          3,053
                                                       ------------      ------------   ------------
  Combined .........................................   $    320,207      $    127,780   $    175,364
                                                       ------------      ------------   ------------
Net Income
  Renaissance ......................................   $     (5,969)     $     7,254   $      7,886
  Triad ............................................            498              797          (1,689)
  Neoglyphics ......................................          1,075             (240)           (734)
                                                       ------------      ------------   ------------
  Combined .........................................   $     (4,396)     $     7,811    $      5,463
                                                       ------------      ------------   ------------

            Certain reclassifications have been made to the financial statements of Neoglyphics and Triad to conform to Renaissance's classifications.

            8. The unaudited combined net income per share is based on the weighted average number of shares of common and potential common shares outstanding of Renaissance, Neoglyphics and Triad for each period, using an exchange ratio of 0.12495 shares of Renaissance Common Stock for each share of Neoglyphics Common Stock or each Neoglyphics stock option and 24,409.20 shares of Renaissance Common Stock for each share of Triad Common Stock.

                                 EXHIBIT INDEX


Exhibit No.              Description of Exhibit                            Page
-----------              ----------------------                            ----

   2.1             Agreement and Plan of Merger dated March 31,
                   1998 among Renaissance Worldwide, Inc.,
                   Neoglyphics Media Corporation and NGMC
                   Acquisition Corp.*

   2.2 Agreement to furnish copies of omitted annexes, schedules and exhibits to the Neoglyphics Merger Agreement.*

   2.3 Agreement and Plan of Merger dated April 2, 1998 among Renaissance Worldwide, Inc., Triad Data, Inc., TDI Acquisition Corp. and Harley Lippman.*

   2.4 Agreement to furnish copies of omitted annexes, schedules and exhibits to the Triad Merger Agreement.*

  23.1             Consent of Katch, Tyson & Company.

  23.2             Consent of Goldstein Golub Kessler & Company, P.C.

-------------------------

* Previously filed as an identically numbered exhibit to the Registrant's Current Report on Form 8-K, dated March 31, 1998 and filed with the Securities and Exchange Commission on April 15, 1998.